UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2025

Nordstrom, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code (206) 628-2111

Inapplicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Common stock purchase rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Nordstrom, Inc., a Washington corporation (the “Company”), was held at 9:00 A.M. Pacific Time on May 16, 2025, in a virtual meeting format via live interactive webcast (the “Special Meeting”). As of the close of business on April 7, 2025, the record date for the Special Meeting (the “Record Date”), 167,234,578 shares of common stock, no par value per share, of the Company (“Company Common Stock”) were outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 142,942,995 shares of Company Common Stock were present by means of remote communication or represented by proxy, or approximately 85.47% of the issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting, and, therefore, a quorum was present for the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement, dated April 10, 2025, and first mailed to the Company’s shareholders on or about the date thereof, is set forth below.

Merger Proposal

As previously announced, on December 22, 2024, the Company entered into an Agreement and Plan of Merger (as may be amended, supplemented, or modified from time to time, the “Merger Agreement”) with Nordstrom Holdings, Inc. (formerly known as Norse Holdings, Inc.), a Delaware corporation (“Parent”), and Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”).

Pursuant to the Merger Agreement, approval of the Merger Agreement required the affirmative vote of (1) the holders of shares of Company Common Stock representing two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon at the Special Meeting (the “Two-Thirds Approval”) and (2) the holders of shares of Company Common Stock representing a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Special Meeting other than shares owned, directly or indirectly, by any of the Parent Parties (as defined in the Merger Agreement) or by any director or officer (within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) of the Company (the “Majority of the Minority Approval”). As of the Record Date, 96,549,953 shares of Company Common Stock were outstanding and entitled to vote for purposes of the Majority of the Minority Approval.

At the Special Meeting, the Company’s shareholders voted upon and approved a proposal to approve the Merger Agreement. The votes on this proposal were as follows:

	For	Against	Abstain
Two-Thirds Approval	142,030,974	770,781	141,240
Majority of the Minority Approval	71,381,079	770,781	141,240

Compensation Proposal

At the Special Meeting, the Company’s shareholders voted upon and approved a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger. Approval of this proposal required that the number of votes cast “FOR” the proposal at the Special Meeting exceeded the number of votes cast “AGAINST” the proposal. The votes on this proposal were as follows:

For	Against	Abstain
137,006,915	5,509,460	426,620

Adjournment Proposal

Because the Merger Proposal was approved, the proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting, was rendered moot and was not called for a vote at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary

Date: May 19, 2025

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